CONFIDENTIAL MATERIAL OMITTED AND
                                 FILED SEPARATELY WITH THE SECURITIES AND
                                 EXCHANGE COMMISSION (*Denotes Omission)
                                           EXHIBIT 10.2 (REDACTED)

                                    AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of January, 1999, between IDEXX Laboratories, Inc., a Delaware corporation whose principal place of business is at One IDEXX Drive, Westbrook, Maine, U.S.A. ("IDEXX") and Ortho-Clinical Diagnostics, Inc., a New York corporation with offices at 100 Indigo Creek Drive, Rochester, New York, U.S.A. ("OCD").

WHEREAS, OCD and IDEXX desire to enter into supply arrangements with respect to VITROS slides for use on the VETTEST analyzer;

NOW THEREFORE, the parties hereby agree as follows:

1.  DEFINITIONS

In this Agreement the following expressions shall have the meaning set opposite them.

"Agreements"                  This Agreement and the Europe Agreement.

"Applicable Percentage"       The percentage obtained by dividing (i) the unit
                              volume of slide sales for a particular chemistry in a given period, BY (ii) the unit volume of slide sales for all chemistries listed on SCHEDULE
                              5 for such period (as such SCHEDULE 5 may from time to time be revised). Applicable Percentages of unit volume sales shall be determined based on sales in the most recently completed fiscal quarter, and the sum of the Applicable Percentages shall always be 100%.

"Commencement Date"           January 1, 1999.

"Corresponding Slide"         Any VITROS slide which provides the same blood
                              chemistry measurement as a particular VETTEST slide (e.g., a DT60 Glucose slide is a Corresponding Slide for a VETTEST Glucose slide).

"DT60" The DT60 analyzer developed by OCD for human biomedical purposes and using the VITROS slides.

"Effective Rebate Rate"       For any year, the weighted average percentage
                              reduction in the purchase price of any slides purchased in such year that IDEXX is entitled to receive pursuant to Section 7.03 hereunder. The calculation of the Effective Rebate Rate is illustrated in SCHEDULE 6.

"Europe Agreement"            The Agreement effective as of January 1, 1999
                              between OCD and IDEXX BV, as amended and from time to time in effect.

"IDEXX BV"                    IDEXX Laboratories B.V., a Netherlands
                              corporation.

"PANELS/PROFILES"             Packages of VETTEST slides consisting of two or
                              more sets of slides of specified chemistries. The initial PANEL and the initial PROFILES shall consist of the slides set forth on SCHEDULE 3 attached hereto, with any changes or additional
                              PANELS/PROFILES to be mutually agreed upon by the parties as specified in SCHEDULE 3.

"Prime Rate"                  For any day in any calendar month, the prime rate
                              of interest as published in the WALL STREET
                              JOURNAL on the last business day of the
                              immediately preceding month.

"Proportionate Share"         The percentage obtained by dividing (i) the number
                              of VETTEST slides purchased by IDEXX in a given period, BY (ii) the total number of VETTEST slides purchased by IDEXX and its affiliates during such period.

"Term"                        The period from January 1, 1999 until December 31,
                              2010.

"VETTEST analyzer"            The VETTEST VT 8008 analyzer developed by or on
                              behalf of VETTEST S.A., predecessor of IDEXX BV,
                              for veterinary purposes and using VITROS slides;
                              including (i) any updates or modifications to such
                              analyzer, or (ii) other chemistry testing
                              instrument which, in the case of clause (i) and
                              (ii), is designed by IDEXX BV to be the bridging
                              instrument to a next-generation veterinary
                              chemistry analyzer ***************
                              **********************************.

******************            ***************************************
                              **********************************

"VETTEST slides"              VITROS or other OCD chemistry slides specially bar
                              coded, labeled, and/or packaged for the VETTEST analyzer in accordance with the terms of this Agreement and supplied by OCD in accordance with the terms and conditions of this Agreement.

"VETTEST tips"                Metering tips manufactured by OCD for use with
                              VITROS 700 Analyzer specially packaged and supplied to IDEXX in accordance with the terms of this Agreement.

"VITROS slides"               The slides developed by OCD for use in any VITROS
                              analyzer.

"Weighted Average List Price" The product obtained by multiplying (i) the
                              Applicable Percentage for each Corresponding Slide or VETTEST slide, as the case may be, BY (ii) the average price such Corresponding Slide is sold to distributors by OCD, or the price then in effect under this Agreement for a VETTEST slide, as the case may be and THEN (iii) aggregating the total of such multiplication calculations for all chemistries listed on SCHEDULE 5 (as such SCHEDULE 5 may from time to time be revised).

All references to currency in this Agreement shall mean U.S. Dollars unless otherwise specifically indicated.

2.  EFFECT OF AGREEMENT

    2.01  This Agreement shall become effective upon the Commencement Date.

3.  OCD RIGHT OF FIRST REFUSAL

    3.01 IDEXX shall not enter into any negotiations with any third party concerning human biomedical applications of the VETTEST analyzer without first offering to OCD the opportunity to negotiate marketing rights for the human biomedical applications of the VETTEST analyzer.

4.  AGREEMENT TO SUPPLY

    4.01 Subject to the terms and conditions of this Agreement, OCD undertakes to manufacture for IDEXX and to supply to IDEXX VETTEST slides, VETTEST tips and Vetrol controls. OCD shall supply VETTEST slides in compliance with the VETTEST Slide Quality Assurance Procedures set out in SCHEDULE 4.

5.  FORECASTS, COMMITMENTS AND ORDERS

    5.01 Attached hereto as SCHEDULE 4 are aggregate Purchase Commitments by IDEXX and IDEXX BV for VETTEST slides for calendar years 1999 through and including 2006. The Purchase Commitments constitute the aggregate anticipated minimum aggregate purchase quantities by IDEXX and IDEXX BV for single chemistry VETTEST slides and PANELS/PROFILES slides in the indicated calendar years. For calendar years 2007 through and including 2010, IDEXX shall advise, or shall cause IDEXX BV to advise, OCD of the aggregate Purchase Commitment for IDEXX and IDEXX BV for each such year not later than October 1 of the preceding year, and upon receipt by OCD, such Purchase Commitments shall be deemed to be incorporated into SCHEDULE 4. IDEXX's and IDEXX BV's aggregate Purchase Commitment for the period 2007 through and including 2010 shall be not less than *********** slides.

          During each of calendar years 2000 through and including 2002, IDEXX and IDEXX BV shall purchase, in the aggregate, not less than ************* *********** single slides; during each of calendar years 2003 through and including 2006, IDEXX and IDEXX BV shall purchase, in the aggregate, not less than ****************** single slides; and during each of the calendar years 2007 through and including 2010, IDEXX and IDEXX BV shall purchase, in the aggregate, a minimum number of single slides equal to **** of the total Purchase Commitment for such year.

          Failure by IDEXX and IDEXX BV to purchase, in the aggregate, at least the indicated Purchase Commitment quantities of each type of slides in any year may subject IDEXX to the requirement to make a payment to OCD as set forth in sub-Clause 5.02 below, but such failure shall in no event otherwise be deemed to be a breach of this Agreement.

    5.02 If IDEXX and IDEXX BV fail to purchase in the aggregate the quantities of slides set forth as Purchase Commitments on SCHEDULE 4 in a particular calendar year, unless there has been a Material Adverse Change (as defined in the following paragraph) IDEXX shall pay, or shall cause IDEXX BV to pay, to OCD within 30 days after the end of such calendar year ***** of the product of (i) the number of each type of slides (single or PANELS/PROFILES) by which IDEXX and IDEXX BV have in the aggregate fallen short of the Purchase Commitment and (ii) the lowest per-slide price for the applicable type of slides under either of the Agreements.

          For the purposes of this sub-Clause 5.02, "MATERIAL ADVERSE CHANGES" shall mean material changes in the veterinary clinical chemistry markets which result from (a) non-invasive diagnostic testing other than any such testing which is introduced by IDEXX or its affiliates,
          (b) invasive diagnostic testing other than any such testing which is introduced by IDEXX or its affiliates, (c) the eradication of one or more diseases, or the development of new disease therapies, treatments or diagnostics, which significantly reduces demand for veterinary clinical chemistry testing, (d) decreased commitment by or ability of OCD to supply VETTEST or VITROS slides, and (e) the availability in one or more significant markets of slides compatible with the VETTEST analyzer from sources other than IDEXX or its affiliates, which availability is not promptly enjoined or otherwise terminated by OCD. Whether a Material Advance Change has occurred will be determined by reference to the effect of a change in the veterinary clinical chemistry market on IDEXX and IDEXX BV taken as a whole, and not on either individually.

          The parties shall discuss in good faith any assertion by IDEXX or IDEXX BV that a Material Adverse Change has occurred or is continuing. If the parties agree that a Material Adverse Change has occurred or is continuing, they shall negotiate in good faith with respect to appropriate reductions in Purchase Commitments, VETTEST slide prices (including single and PANELS/PROFILES slides) and/or amounts which would otherwise be payable pursuant to the first sentence of this sub-Clause 5.02 to appropriately allocate the effects of such Material Adverse Change on the parties.

    5.03 IDEXX shall place orders for slides at least three calendar months prior to the required delivery date. Unless otherwise agreed between the parties in any particular case, orders for slides shall be placed by IDEXX three times per year and each order shall specify a business day delivery date for each delivery.

    5.04 Not later than October 1 of each calendar year commencing October 1, 1999, IDEXX shall notify, or shall cause IDEXX BV to notify, OCD of the aggregate forecasted requirements of IDEXX and IDEXX BV for the subsequent year for each of the VETTEST slides (single slides and PANELS/PROFILES slides) (each such notification, a "PURCHASE FORECAST"), and the aggregate order quantities in the subsequent year for each of the VETTEST slides shall be within +/- 25% of such aggregate Purchase Forecast unless the parties otherwise agree. As long as slide orders are within the indicated range of +/- 25% of the applicable Purchase Forecast, OCD shall deliver the slides in accordance with the orders. The Purchase Forecasts constitute non-binding forecasts which shall be the basis for determining IDEXX's and IDEXX BV's aggregate quarterly cash rebate pursuant to sub-Clause 7.03 below.

    5.05 In the event that IDEXX or IDEXX BV in any year notifies OCD that they wish to order quantities which exceed the quantities mentioned in sub-Clause 5.04 above by more than 25%, OCD will endeavor to supply the excess quantities and notify IDEXX or IDEXX BV, as appropriate, of the extent of its ability to so supply.

    5.06 It is understood and agreed that orders for the VETTEST slides shall include only those chemistries set forth in SCHEDULE 5 hereto. In the event that a chemistry listed in SCHEDULE 5 should become known by OCD to be unavailable at any future date during the Term, OCD will so notify IDEXX at the earliest practicable date and will cooperate with IDEXX to ameliorate the possible adverse effects upon IDEXX of such unavailability.

    5.07 Order and delivery of VETTEST slides (including PANELS/PROFILES) shall be made in multiples of 100 boxes. The number of orders and deliveries shall be limited to three in each year unless otherwise agreed to in writing by the parties. Order and delivery of the VETTEST tips shall be made in multiples of 10,000 tips (20 cartons each containing 500 tips). The number of orders and deliveries of the VETTEST tips and Vetrols shall be limited to two in each year. OCD shall deliver the VETTEST tips and Vetrols in the ordered quantities in each year.

6.  DELIVERY

    6.01 Following acknowledgement by OCD of each order placed by IDEXX and on or before the delivery due date, OCD shall complete delivery of the appropriate quantity of slides and tips within +/- 10%. Deviations of delivery quantities from order quantities within the +/- 10% range may be compensated by IDEXX in the first subsequent order placed, subject to Clause 5. In the event of a price increase for one or more of the VETTEST slides, such compensating quantity of such slides shall be processed at the previous lower price.

    6.02 Order and delivery for all purchases hereunder shall be F.O.B. Rochester, New York, USA.

    6.03 Unless otherwise advised in writing by OCD to IDEXX, OCD shall pack the VETTEST slides in accordance with OCD's standard shipping configuration which is known to IDEXX and which at the Commencement Date contains approximately 60 cases per pallet, each case containing 100 boxes of slides.

7.  PRICES

    7.01 The initial prices for each of the VETTEST slides (including the PANELS/ PROFILES) shall be as set forth in SCHEDULE 5 hereto. Such prices are broken out to provide prices for each individual product code for the following geographic region (additional regions may be added, and changes within regions may be agreed to, from time to time in writing by the parties):

               US--United States, Canada and all other countries not identified in this sub-Clause 7.01;

               Asian--Brunei, China, Hong Kong, Indonesia, Japan, Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand, Viet Nam.

          IDEXX agrees that OCD may audit IDEXX's books and records to verify sales of VETTEST slides in any region.

    7.02 The prices set forth in SCHEDULE 5 shall remain in effect for orders placed through December 31, 2000. Thereafter, the prices may be adjusted upon 90 days written notice to IDEXX, subject to the next sentence of this sub-Clause 7.02, effective as of January 1 of each year for orders placed on or after that date by an amount not to exceed *** of the annual change (increase or decrease) in the US Consumer Price Index as reported by the United States Bureau of Labor Statistics, for the calendar year since the immediately preceding price adjustment. Notwithstanding the preceding sentence, if the aggregate quantities of the single slide and PANELS/PROFILES slide purchases of IDEXX and IDEXX BV exceed **** of the Purchase Forecasts for a particular year as set forth on SCHEDULE 4, there shall be no price increase for the immediately succeeding year.

    7.03 Beginning with slide purchases made during calendar year 2000 (which, for the avoidance of doubt, shall not include any slides shipped by OCD in calendar year 2000 to fulfill IDEXX's and IDEXX BV's total aggregate 1999 purchase order of ****************), IDEXX shall be entitled to receive its Proportionate Share (based on sales during a calendar year) of a cash rebate in the amount set forth below if the total aggregate slide purchases by IDEXX and IDEXX BV, in any calendar year, exceed the aggregate quantities set forth below:

             Annual Slide Purchases       Incremental Cash Rebate -
                                             % Off Purchase Price
                 **************                       **
            ***********************                  ***
            ***********************                  ***
            ***********************                  ***
            ***********************                  ***
            ***********************                  ***
              ********************                   ***

          The rebate amounts set forth above constitute a percentage reduction in the purchase price of any slides (including both single slides and

          PANELS/PROFILES slides) purchased above the corresponding quantity. The percentage amounts are incremental (as opposed to cumulative) and relate only to the quantities set forth opposite it. For example, if IDEXX and IDEXX BV were to purchase, in the aggregate, ********** slides in any one calendar year, they would not be entitled to a *** price reduction on all slides that they purchased in such year, rather, they would be entitled to receive (i) ** purchase price reduction on the first ******** slides purchased, (ii) a *** purchase price reduction on all slides purchased over ********, up to and including **********, (iii) an *** purchase price reduction on all slides purchased over ********** million up to and including **********, and (iv) a *** purchase price reduction on all slides purchased over **************** up to and including the ********** slides that they purchased. The foregoing notwithstanding, it is understood and agreed that if IDEXX and IDEXX BV do not, in the aggregate, achieve the aggregate Purchase Commitments set forth in
          Section 5 in any calendar year, then they shall not be entitled to receive a rebate for such year.

          In the beginning of each calendar year, beginning with calendar year 2000, OCD shall calculate an estimated Effective Rebate Rate (the "ESTIMATED REBATE RATE") based on the lesser of (i) IDEXX's and IDEXX BV's aggregate Purchase Forecast for such year and (ii) **** of the total aggregate number of slides that IDEXX and IDEXX BV together purchased in the immediately preceding calendar year. Not later than thirty (30) days after the end of each of the first three calendar quarters in any calendar year (or thirty days after IDEXX and IDEXX BV complete payment in full for slides purchased during such quarter, if later), OCD shall pay to IDEXX its Proportionate Share (based on purchases during the preceding quarter) of an amount equal to the aggregate estimated rebate payment that IDEXX and IDEXX BV would together be entitled to receive in such quarter (the "ESTIMATED REBATE PAYMENT"). The Estimated Rebate Payment for any quarter shall be calculated by (i) multiplying the Estimated Rebate Rate in effect during such quarter by the total aggregate purchase price for the VETTEST slides purchased by IDEXX and IDEXX BV during such quarter and
          (ii) subtracting from such amount an amount equal to *** of the total calculated in clause (i) above. The foregoing notwithstanding, if, in any calendar year, (i) IDEXX's and IDEXX BV's total aggregate slide orders for the immediately preceding calendar year were less than *** of their aggregate Purchase Forecast for such preceding calendar year or (ii) OCD determines, in its reasonable discretion, at anytime after the end of the second calendar quarter of such calendar year, that IDEXX and IDEXX BV are reasonably unlikely to meet their aggregate Purchase Forecast for such year, then OCD shall have the right to recalculate the Estimated Rebate Rate based on IDEXX's and IDEXX BV's aggregate Purchase Commitment for such year (such recalculated rate being hereinafter referred to as the "NEW ESTIMATED REBATE RATE"). If OCD elects to recalculate the Estimated Rebate Rate pursuant to the immediately preceding sentence, (i) OCD shall notify IDEXX in writing which notice shall set forth the New Estimated Rebate Rate, (ii) OCD shall calculate all remaining quarterly Estimated Rebate Payments (which may include the Estimated Rebate Payment for the second calendar quarter) using the New Estimated Rebate Rate and (iii) all such Estimated Rebate Payments shall be made in accordance with this sub-clause 7.03, except that such Estimated Rebate Payments shall be less the amount by which the aggregate Estimated Rebate Payments received by IDEXX and IDEXX BV during the then current calendar year exceed the aggregate Estimated Rebate Payments they would have received during such calendar year if the New Estimated Rebate Rate were in effect from the first day of such calendar year.

          Notwithstanding any provision in this Agreement to the contrary, OCD shall not be required to pay to IDEXX its Proportionate Share of any Estimated Rebate Payments in any calendar year if (A) any amounts payable to OCD from IDEXX pursuant to this Agreement are overdue, unless such amounts are being disputed in good faith by IDEXX, or (B) OCD determines in its reasonable judgment that IDEXX and IDEXX BV are reasonably unlikely to meet their aggregate Purchase Commitments for such year. In the case of clause (B) above, OCD shall have the right to make such determination at any time after the end of the second calendar quarter of any calendar year (or at the beginning of such calendar year if IDEXX's and IDEXX BV's aggregate Purchase Forecast for such year is less than their aggregate Purchase Commitment for such year) provided that OCD has consulted with IDEXX and given IDEXX an opportunity (which opportunity shall be available for a period of not less than 5 business days nor more than 10 business days) to demonstrate its and IDEXX BV's intent and ability to meet their aggregate Purchase Commitments for such year. For the avoidance of doubt, OCD's obligation to make any Estimated Rebate Payments shall be suspended during the period referred to in the immediately preceding sentence and the days in such period shall not be counted when determining the date by which the next scheduled Estimated Rebate Payment is due and payable. If, after fulfilling the requirements set forth in this paragraph, OCD makes the determination described in clause (B) above, OCD (i) shall promptly notify IDEXX in writing of its determination and (ii) shall thereafter have the right to cease making Estimated Rebate Payments for the remainder of such calendar year.

          Not later than thirty (30) business days after the end of the last calendar quarter of any calendar year (or thirty days after IDEXX and IDEXX BV complete payment in full for slides purchased during such quarter, if later), OCD shall pay to IDEXX its Proportionate Share (based on purchases during such calendar year) of the amount by which
          (i) the Effective Rebate Rate multiplied by the total aggregate purchase price for VETTEST slides purchased by IDEXX and IDEXX BV during such calendar year exceeds (ii) the total aggregate amount of the Estimated Rebate Payments made by OCD to IDEXX and IDEXX BV during such calendar year. If the amount in clause (ii) above exceeds the amount in clause (i) above, OCD shall deliver to IDEXX a written notice of such fact (a "REIMBURSEMENT NOTICE") and IDEXX shall pay to OCD, within thirty (30) days of receipt of such notice an amount in cash equal to its Proportionate Share of the amount of such excess.

          Notwithstanding the foregoing, (i) if any amounts payable to OCD from IDEXX pursuant to this Agreement are overdue, other than amounts that are being disputed in good faith by IDEXX, then OCD shall be entitled to withhold such overdue amount (plus any accrued interest) from any rebate payments to which IDEXX may be entitled and (ii) if IDEXX and IDEXX BV do not achieve their aggregate Purchase Commitment in any given calendar year, then IDEXX shall return all Estimated Rebate Payments received from OCD for such year no later than thirty (30) days after the end of such calendar year.

          Any overdue payments by OCD or IDEXX of any amounts owed to the other pursuant to this sub-clause 7.03 shall bear interest at a rate per annum equal to *** **********. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

          OCD shall prepare a remittance advice to accompany each rebate payment (or Reimbursement Notice), which shall set forth the reporting period for which the payment is made (or demanded) and a summary sheet which shall detail OCD's calculation of the rebate (or reimbursement). If IDEXX disagrees with the rebate or reimbursement calculation, IDEXX shall promptly notify OCD, and the parties, together with IDEXX BV if appropriate, shall review the calculations together in good faith to agree on any appropriate corrections or adjustments.

          An illustrative representation of the foregoing rebate calculation methodology is attached hereto as SCHEDULE 6.

    7.04 OCD agrees to provide to IDEXX on a regular basis during the Term the current average price at which OCD sells each Corresponding Slide to its distributors. At IDEXX's request, but not more often than once per calendar year, OCD shall calculate the Weighted Average List Price for all Corresponding Slides. If the Weighted Average List Price for VETTEST SLIDES purchased by IDEXX and its affiliates exceeds the Weighted Average List Price for Corresponding Slides by more than 10%, then all of the VETTEST single and PANELS/PROFILES slide prices to IDEXX shall be reduced by the percentage by which the Weighted Average List Price for Corresponding Slides is less than the Weighted Average List Price for VETTEST slides purchased by IDEXX and its affiliates. Such reduction shall be effective from the later of (i) twelve months prior to the date on which IDEXX requests OCD to calculate the Weighted Average List Price for Corresponding Slides or (ii) the date on which the average price at which OCD sells each Corresponding Slides to its distributors resulted in the Weighted Average List Price for VETTEST Slides exceeding the Weighted Average List Price for Corresponding Slides by more than 10%.

          Either party may request that an accounting firm of international reputation, other than the principal accounting firm of either party, audit the other's books and records to verify the Weighted Average List Price and actual unit volume sales of Corresponding Slides or VETTEST slides, as the case may be. Such auditor shall report to the parties only (a) the Weighted Average List Price and (b) the Applicable Percentage for each Corresponding Slide or VETTEST slide, as the case may be. The prices and percentages contained in such auditor's report shall be deemed to be the Weighted Average List Price and Applicable Percentages for Corresponding Slides or VETTEST slides, as the case may be, respectively, hereunder until modified in accordance with this sub-Clause 7.04. The fees and expenses of such auditor shall be borne equally by the parties.

    7.05 If OCD is entitled to a price increase pursuant to sub-Clause 7.02 and IDEXX is entitled to a price decrease pursuant to sub-Clause 7.04, the net percentage increase or decrease in price shall be used to calculate slide prices for the next calendar year.

8.  INVOICES AND PAYMENT

    8.01 OCD shall invoice IDEXX in respect of each order for the VETTEST slides upon completion by OCD of the delivery of such order. Each order shall be billed by OCD under one invoice in US dollars and payment shall be made by IDEXX in US dollars not later than thirty
          (30) days following the date of invoice.

9.  EXCLUSIVITY

    9.01 OCD undertakes during the Term not to sell or otherwise supply the VETTEST slides, or any VITROS slides bar-coded for use in the VETTEST Analyzer (whether or not finished or complete) to any person, firm or company other than IDEXX or its affiliates. The provisions of this Clause 9.01 shall survive the termination of this Agreement UNLESS all of the following shall be true: (i) prior to such termination IDEXX (or its permitted assignees), and its affiliates shall have ceased to market the VETTEST slides, (ii) such cessation shall not have been a consequence of action by OCD, and (iii) OCD shall have complied with its obligations under this Agreement prior to such termination.

    9.02 IDEXX undertakes during the Term to purchase slides for use in the VETTEST analyzer only from OCD or IDEXX BV, to the extent that the desired chemistries are available from OCD.

    9.03 IDEXX shall use its best endeavors to ensure that the VETTEST slides are sold to end users for use in the veterinary market and not in the human biomedical market.

    9.04 This Agreement shall not restrict OCD from selling VITROS slides to the veterinarian market.

    9.05 This Agreement shall not restrict OCD from developing an analyzer other than the DT60 for sale by OCD to the veterinarian market for use with VITROS slides.

    9.06 This Agreement shall not restrict OCD from selling VITROS slides to other manufacturers wishing to develop and market an analyzer for use with VITROS slides for applications outside the veterinarian market.

    9.07 OCD shall use all commercially reasonable efforts to (i) ensure that neither VITROS slides (including without limitation VITROS slides to which bar coding for use in the VETTEST analyzer has been added) nor any other product manufactured by or for Johnson & Johnson or its affiliates is supplied, marketed, distributed or sold for use in the VETTEST analyzer and (ii) promptly enjoin or otherwise terminate any such supplying, marketing, distribution or sale. The commercial reasonableness of OCD's efforts shall be determined solely with regard to the relationship between the parties set forth in this Agreement, and not with regard to OCD's or Johnson & Johnson's business as a whole. Notwithstanding the foregoing, OCD's obligation to use commercially reasonable efforts for the purposes of this sub-Clause
          9.07 shall not include any obligation to reduce non-VETTEST VITROS slide prices.

          OCD shall include a provision in future supply and distributor contracts that if a customer opens a mainframe slide cartridge and uses the slides individually, or otherwise repackages or modifies OCD slides for a use other than for which the slides are sold by OCD, such activity, if not ceased upon notice, shall give OCD the right to terminate such contract. OCD will exercise such right where the customer does not cease such activity after due notice. OCD and IDEXX shall also reasonably cooperate in efforts to stop any such unauthorized slide repackaging or modification, where the modified or repackaged slides are supplied, marketed or sold for use in VETTEST analyzer. The failure of OCD to exert commercially reasonable efforts as contemplated by this sub-Clause 9.07 shall in no event be deemed to be a breach of this Agreement by OCD but shall give IDEXX the right, as its exclusive remedy for such failure, to terminate any obligations it may have pursuant to sub-Clause 5.01, the first two of paragraphs of sub-Clause 5.02 and Schedule 4 [7] of this Agreement, effective immediately upon written notice to OCD.

10. MARKETING ARRANGEMENTS

    10.01 IDEXX will be responsible for all marketing arrangements for the VETTEST analyzer and the VETTEST slides. IDEXX may appoint any of OCD's medical/surgical dealers as distributors of or agents for the VETTEST analyzer and the VETTEST slides but will not be obliged to do so.

    10.02 IDEXX will be responsible for the establishment of dealer performance criteria for all dealers including OCD's medical/surgical dealers (if any are appointed by IDEXX as distributors of the VETTEST analyzer and the VETTEST slides).

    10.03 IDEXX will keep OCD informed of and consult with OCD as to marketing arrangements for the VETTEST analyzer and the VETTEST slides but will not be obligated to OCD beyond the terms of this Agreement in connection with such marketing arrangements.

11. SALES SUPPORT

    11.01 IDEXX will be responsible for all necessary sales support for the VETTEST analyzer and the VETTEST slides.

    11.02 OCD's sole obligation in respect of sale support shall be at its own expense to assist IDEXX in resolving specific problems exhibited by the VETTEST slides.

12. TESTING

    12.01 OCD shall disclose to IDEXX its quality assurance procedures used in final evaluation of the VETTEST slides and full particulars thereof as set out in the VETTEST Slide Quality Assurance Procedures forming
          SCHEDULE 4 to this Agreement. OCD shall operate such quality assurance procedures in accordance with SCHEDULE 4.

    12.02 Upon prior written notice from IDEXX, OCD shall grant authorized representatives of IDEXX access to that part of OCD production facilities which conducts final evaluation of the VETTEST slides for the purpose of enabling such representatives to monitor the application by OCD of the VETTEST Slide Quality Assurance Procedures set out in SCHEDULE 4. Such access shall be granted by OCD to IDEXX and IDEXX BV no more than twice in any twelve-month period, and shall be limited to such final evaluation facilities.

13. BAR CODING AND PACKAGING

    13.01 The VETTEST slides shall be printed by OCD with special bar coding for use in the VETTEST analyzer.

    13.02 OCD shall package the VETTEST slides and tips in the physical manner as used for the VITROS slides and tips at the time of packaging of the VETTEST slides and tips. In the event of a change in VITROS slide or tip packaging which has an impact on the VETTEST slide or tip packaging, OCD shall notify IDEXX as early as practicable of the relevant particulars of such change.

    13.03 OCD shall furnish on a timely basis to IDEXX drawings and information describing the geometry and the materials of labels for the VETTEST slide wrap, the slide and tip cartons, and the case for the purpose of developing the label content and art work for such packaging. IDEXX shall be responsible for developing all such label content and art work, which shall require the approval of OCD. The parties shall cooperate to settle the form and appearance of label content and art work which, save as authorized by sub-Clause 14.01 below, shall not include any trademarks, trade names, or trade dress of OCD. IDEXX shall furnish such label content and art work to OCD on a timely basis, and such label content and art work shall not be changed at any time during the Term without the prior agreement of the parties.

    13.04 OCD shall be responsible for incorporating the art work described in sub-Clause 13.03 above into the packaging of the VETTEST slides and tips.

14. TRADE MARKS AND TRADE NAMES

    14.01 OCD expressly authorizes IDEXX to use the phrase "manufactured by Ortho-Clinical Diagnostics, Inc. for IDEXX (IDEXX ADDRESS)" on packaging of the VETTEST slides. No other uses of OCD's trademarks, trade names or trade dress are authorized by this Agreement.

    14.02 IDEXX shall neither acquire, nor claim any right, title or interest in or to any of OCD's trade marks or trade names by virtue of this Agreement or through advertising and sale of the VETTEST analyzer or the VETTEST slides or otherwise.

15. PATENT INDEMNITIES

    15.01 OCD shall hold IDEXX harmless for all loss, damage, cost and expense whatsoever, including legal fees, patent attorney's fees and court costs that IDEXX may incur or become liable for as a result of any action, suit or claim alleging infringement of any patent held by a third party arising form the use and/or sale of the VETTEST slides or tips to the extent that such action, suit, or claim relates in a material way to the specification for the VITROS slides or tips or to any OCD patent. If as a result of any judgment or settlement it is determined that a claim or claims of a third party patent is infringed by the use and/or sale of the VETTEST slides or tips as aforesaid and

          IDEXX is required to make any payments to any third party as a result thereof, IDEXX may off-set all such payments against any present and/or future payments to be made to OCD hereunder.

    15.02 IDEXX shall hold OCD harmless for all loss, damage, cost and expense whatsoever, including legal fees, patent attorney's fees and court costs that OCD may incur or become liable for as a result of any action, suit or claim alleging infringement of any patent held by a third party arising from either the manufacture, use or sale of the VETTEST slides or tips to the extent that the VETTEST slides or tips differ from the VITROS slides or tips or the manufacture use or sale of the VETTEST analyzer.

16. WARRANTY, LIABILITY AND INDEMNIFICATION

    16.01 OCD hereby warrants that:

          (a)  the VETTEST slides delivered to IDEXX shall be in compliance with
               SCHEDULE 4, and

          (b) the packaging of the VETTEST slides and tips shall be undamaged at delivery.

    16.02 In the event of a breach on the part of OCD of sub-Clause 16.01 above, OCD's liability shall be limited to the replacement of the VETTEST slides or tips found to be defective, including shipping costs for return of defective slides or tips and delivery of replacement slides or tips.

    16.03 OCD's liability as stated in sub-Clause 16.02 shall be subject to the following conditions:

          (a) IDEXX shall notify OCD promptly of any noncompliance contrary to sub-Clause 16.01(a) or damage contrary to sub-Clause 16.01(b).

          (b) IDEXX and its transferees shall not alter or modify the VETTEST slides or packaging of the VETTEST slides or tips without prior approval of OCD.

    16.04 Except as provided in this Clause 16 there are no other warranties, express or implied, including warranties for fitness for any particular use of merchantability.

    16.05 Subject to Clause 15, IDEXX hereby indemnifies and holds harmless OCD from any against any claim, loss, damage, or expense (including attorney's fees) with respect to any physical injury to persons, animals or property arising out of or in connection with IDEXX's use or sale of the VETTEST analyzer or the VETTEST slides, including any claimed infringement of any trademark (except OCD's own trademark), trade dress, trade secret, or copyright, and IDEXX shall assume the defense of any action or suit brought against OCD and the disposition of such action or suit. IDEXX shall notify OCD at the commencement of any such action or suit and in the event of any adverse judgment which prevents the sale or use of the VETTEST analyzer or the VETTEST slides. In addition, IDEXX shall obtain advance written approval of OCD prior to entering into any settlement of any such action or suit which limits OCD's rights under this Agreement.

17. SECRECY

    17.01 Each of IDEXX and OCD agrees to protect confidential information disclosed to it upon terms set out in SCHEDULE 2 attached hereto.

18. PERIOD OF AGREEMENT

    18.01 This Agreement shall commence on the Commencement Date and, subject to satisfaction of the quantity requirements set out in Clause 5 above, shall continue throughout the Term.

    18.02 Between twelve (12) and six (6) calendar months prior to the end of the Term, the parties shall meet to extend this Agreement. Such extension is to be for a term of five (5) years and include provision for further extension.

19. TERMINATION

    19.01 This Agreement may be terminated by either party in any of the following events:

          (a) If the other party is guilty of gross or persistent breaches of the terms of this Agreement, which breaches are not remedied to the satisfaction of the other party after ninety (90) days notice in writing to do so. Any such breach shall entitle the innocent party to terminate this Agreement by notice in writing which notice shall be effective at the end of ninety (90) days following the date of such notice.

          (b) If the other party becomes insolvent or compounds with its creditors or goes into liquidation (other than for the purposes of corporate reorganization) then the innocent party may terminate this Agreement by notice in writing which shall have immediate effect.

    19.02 Changes in the equity ownership or corporate reorganizations of either party shall not be grounds for termination of this Agreement, except that OCD may terminate this Agreement at its sole discretion in the event that more than 40% of the outstanding capital stock of IDEXX is transferred to a competitor of the diagnostic division of OCD.

    19.03 OCD shall have the right to terminate this Agreement upon five years' prior written notice to IDEXX in the event OCD elects to cease the manufacture and sale of dry slide diagnostic products. The minimum purchase obligations of IDEXX shall terminate upon delivery of such a notice of termination.

    19.04 IDEXX shall have the right to terminate any obligations it may have pursuant to sub-Clauses 5.01 and 5.02 and SCHEDULE 4 [7] of this Agreement upon prior written notice to OCD of either (a) two full calendar years, if IDEXX commits to OCD that it shall not supply competing clinical chemistry diagnostic products to the veterinarian's office market, or (b) four full calendar years. Upon the commencement of the first full calendar year of a notice period pursuant to the preceding sentence, sub-Clauses 7.03, 7.04 and 7.05 and the last sentence of sub-Clause 7.02 shall be terminated, except for any previously accrued obligation of OCD to provide a credit rebate pursuant to sub-Clause 7.03 for the immediately preceding calendar year.

    19.05 This Agreement shall terminate automatically upon any termination of the Europe Agreement.

20. FORCE MAJEURE

    20.01 In the event of force majeure, OCD shall be entitled to extend the time of delivery for any outstanding order by the period during which such force majeure prevails, plus a reasonable start-up period. Force majeure shall include any circumstances beyond OCD's control.

    20.02 Upon the cessation of the force majeure event, then without prejudice to any lawful reduction in the obligations of OCD by reason of the occurrence of such force majeure, OCD shall use its best endeavors to make up any lost time.

21. GOVERNING LAW

    21.01 The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the State of New York, USA.

22. SEVERABILITY

    22.01 Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, then the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

23. WAIVERS

    23.01 Failure of either party to this Agreement to insist upon strict observance or compliance with all its terms and conditions in one or more instances shall not be deemed to be a waiver of its right to insist upon such observance or compliance with such term or condition or with any other terms or conditions hereof in the future.

24. PRIOR AGREEMENTS; INTERPRETATION

    24.01 This Agreement shall take effect in substitution for all or any previous Agreements relating to the subject matter hereof whether the same are formal agreements or agreements that would be inferred from the parties' correspondence or conduct and all or any such agreements shall be deemed to have been terminated by mutual consent on the Commencement Date; provided, however, that nothing contained herein shall be deemed to modify or terminate the Europe Agreement, except that the Purchase Commitments and Purchase Forecasts referred to in Clause 5 and in SCHEDULE 4 of this Agreement and the Europe Agreement represent the aggregate commitments and forecasts of IDEXX and IDEXX BV and not the individual commitments and forecasts of IDEXX BV under the Europe Agreement or IDEXX under this Agreement.

25. ENTIRE AGREEMENT

    25.01 This Agreement, together with the Europe Agreement and that certain Operations Agreement of even date among the parties and IDEXX BV, constitutes the complete agreement of the parties concerning the arrangements between the parties and supersedes all prior agreements between the parties, including without limitation that certain Supply Agreement dated January 15, 1992 and all amendments thereto; and the parties shall not be liable for or bound in any manner by any representations, guarantees or commitments except as expressly provided herein.

26. ALTERATION OR MODIFICATION

    26.01 No alteration, amendment or modification to this Agreement or the attached Schedules shall be of any force or effect unless in writing and signed by both parties, except that during the Term of this Agreement, SCHEDULES 3, 4 and 5 may from time to time be amended by written agreement signed by IDEXX and IDEXX BV and the OCD Clinical

          Products' representative designated in Clause 29 of the Agreement. No modification shall be effected by the acknowledgement or acceptance of purchase order forms or order confirmations or invoices or other documents containing different conditions.

27. ASSIGNMENT

    27.01 This Agreement shall not be capable of assignment by either party to a company of which it owns less than a majority or which owns less than a majority of the party save in the case of (i) an assignment at OCD's sole discretion as a result of OCD's divestiture of its VITROS business or (ii) a sale by IDEXX and IDEXX BV of all or substantially all of their assets to an entity which is not a competitor of the diagnostic division of OCD.

28. GOVERNING LANGUAGE

    28.01 [Reserved]

29. NOTICES

    29.01 Any notice, statement or other communication to be given by one party to the other hereunder may be given by registered mail, airmail or telex to the party concerned at the addresses set out below:

          Ortho-Clinical Diagnostics, Inc.
          1001 US Highway 202
          Raritan, New Jersey 08869, USA
          For the attention of:  Vice President, Sales & Marketing

          With a copy to:
          Johnson & Johnson
          One Johnson & Johnson Plaza
          New Brunswick, New Jersey 08933, USA
          For the attention of:  Office of General Counsel

          IDEXX Laboratories, Inc.
          One IDEXX Drive
          Westbrook, Maine 04092, USA
          For the attention of:  President and Office of General Counsel

          It is understood that by written notice to IDEXX signed by OCD, OCD may from time to time during the Term of this Agreement change its representative designated (i) to receive notice hereunder and (ii) to amend certain Schedules hereto as set forth in Clause 26 of this Agreement.

    29.02 Any notice, payment or communication so given or made shall be deemed to have been received at the time when in the ordinary course of transmission the same should have reached its destination. Either party may change its address for the purpose of this Agreement by giving notice of such change to the other party pursuant to the provisions of this Clause. For purposes of this Clause 29.02, notice given by OCD to IDEXX BV under the Europe Agreement shall be deemed given to IDEXX.

30. DISPUTES

          Any and all disputes, controversies or differences between the parties hereto arising out of or in relation to or in connection with this Agreement, or the breach hereof, which cannot be settled amicably through negotiations between the parties hereto, shall be submitted to and settled by arbitration. Such arbitration shall be conducted in New York, New York in accordance with the rules then obtaining of the American Arbitration Association ("AAA") by a panel of three arbitrators selected from the National Panel of Arbitrators of the AAA. If the parties cannot agree on three arbitrators, the AAA shall select one or more arbitrators as necessary to complete the panel. Reasonable discovery shall be permitted in connection with the arbitration proceeding, and the arbitrators shall apply the substantive laws of the State of New York except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Any award rendered in any such arbitration shall be final and binding upon both parties hereto and judgment upon the award rendered by the panel of arbitrators may be entered in any court having jurisdiction over the party against whom the award is to be enforced. Each party shall bear its own costs in connection with any such arbitration, and any costs of the arbitrators or the AAA shall be borne equally by the parties. The arbitrators shall have no authority to assess or award punitive, incidental or consequential damages, and each party hereby waives its rights to any such damages.

31. 1999 REBATE

          If during calendar year 1999 IDEXX and IDEXX BV sell worldwide, in the aggregate, any of the total slide volumes set forth below (counting both single slides and PANELS/PROFILES slides), IDEXX shall be entitled to a cash rebate in the amount of its Proportionate Share (based on sales during 1999) of the amount set forth opposite such sales volume:

           1999 Worldwide Slide Sales        Total Cash Rebate
                  ***********                       **
            ***********************            ************
            ***********************            ************
                  ***********                  ************

          The cash rebates above are not incremental or cumulative. For the avoidance of doubt, the maximum rebate payment that IDEXX and IDEXX BV could qualify for in the aggregate under this Clause 31 is ************. IDEXX shall provide OCD with aggregate estimated sales volume information for calendar year 1999 not later than December 15, 1999. Not later than January 31, 2000, IDEXX shall provide OCD with aggregate 1999 actual slide sales volume information and, at any time that OCD may reasonably request, any other supporting information or documentation that OCD may reasonably request. OCD shall calculate IDEXX's rebate accordingly, and shall remit to IDEXX its Proportionate Share of the total rebate amount not later than (i) February 15, 2000 or, if later, (ii) five (5) business days after receipt by OCD, to its reasonable satisfaction, of all information which it requested pursuant to the immediately preceding sentence. Any overdue payments by OCD shall bear interest at a rate per annum equal to **********. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

     IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed in duplicate by their respective authorized representatives the day and year first written above.

ORTHO-CLINICAL                          IDEXX LABORATORIES, INC.
DIAGNOSTICS, INC.


By:  /s/ David A. Rowan                 By:  /s/ Louis W. Pollock
   ----------------------------            -----------------------------
     David A. Rowan,                         Louis W. Pollock,
     Vice President, Corporate Accounts      President,
                                             Professional Office Diagnostics
                                             Division



By:  /s/ Catherine M. Burzik
   ----------------------------
     Catherine M. Burzik
     President, Americas
     Ortho-Clinical Diagnostics, Inc.

           SCHEDULE 1 - VETTEST(R) SLIDE QUALITY ASSURANCE PROCEDURES

INTRODUCTION

The following procedure constitutes a generic overview of the quality assurance provisions for finishing of VITROS slides and applies in like manner to product release for the VETTEST slides.

VETTEST SLIDE QUALITY ASSURANCE

VETTEST slides will be produced to the same quality standards as VITROS and DT 60 slides for OCD's human market unless otherwise agreed to by IDEXX.

BAR CODING

Bar code printing on the VETTEST slides will render the VETTEST slides incompatible with use in VITROS analyzers. OCD will reserve certain number sequences for generation of the bar code patterns on the VETTEST slides.

                                   SCHEDULE 2

     Section 1. OBLIGATION TO KEEP INFORMATION CONFIDENTIAL. Each party agrees to hold, and will use its best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence all documents and information concerning the other party, whether oral or written, furnished or made known to such party in connection with the performance of the Agreement; PROVIDED that no party shall be required to keep any information confidential (i) if such party is compelled to disclose such information by judicial or administrative process or by other requirements of law and such party has provided prior written notice to the other party and given such other party reasonable opportunity to contest disclosure or (ii) to the extent such information can be shown to have been (A) previously known to such party on a nonconfidential basis, (B) in the public domain through no fault of such party, (C) later lawfully acquired from a third party source or (D) indepedently developed by such party without reference to confidential information. The foregoing notwithstanding, any party may disclose information concerning the other party to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with its performance of the Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially, it being understood and agreed that such party shall be responsible for any failure to treat such information confidentially by such persons. The obligation of each party to hold any information in confidence shall be satisfied if it exercises the same care with respect to such information as it would to preserve the confidentiality of its own similar information.
     Section 2. DURATION. The confidentiality provisions of this SCHEDULE 2 shall remain in effect for so long as the Agreement is in effect and for a period of three (3) years thereafter.

     Section 3. GOVERNING LAW. The construction, validity and performance of this SCHEDULE 2 shall be governed in all respects by the laws of the State of New York, USA.

     Section 4.  NOTICES.  Any notices required to be given under this
SCHEDULE 2 shall be given in the manner specified by sub-Clause 29 of the Agreement.

                          SCHEDULE 3 - PANELS/PROFILES

The initial PANEL shall be the "Young Presurgical Panel" consisting of four sets of the following six VETTEST slides:

BUN               Urea Nitrogen
ALT               Alanine aminotransferase
GLU               Glucose
TP                Total protein
CREA              Creatinine
ALKP              Alkaline phosphatase

The initial PROFILES shall be the "General Health Profile" and the "Large Animal Profile", each consisting of two sets of 12 VETTEST slides as follows:

General Health Profile                       Large Animal Profile
ALB         Albumin                          ALB        Albumin
ALKP        Alkaline phosphatase             ALKP       Alkaline phosphatase
ALT(SGPT)   Alanine aminotransferase         AST        AST
AMYL        Amylase                          Ca2+       Calcium
Ca2+        Calcium                          CK         CK
CHOL        Cholesterol                      GGT        Gamma GT
CREA        Creatinine                       GLU        Glucose
GLU         Glucose                          PHOS       Inorganic phosphate
PHOS        Inorganic phosphate              LDH        LDH
TBIL        Total bilirubin                  MG         Magnesium
TP          Total protein                    TP         Total Protein
BUN         Urea Nitrogen                    BUN        Urea Nitrogen

Packaging for the Young Presurgical Panels, the General Health Profiles and the Large Animal Profiles has been previously agreed upon by the parties, and any changes to the slide composition or packaging of the initial PANEL or the initial PROFILES shall be negotiated in good faith and mutually agreed upon by OCD and IDEXX. The slide composition, packaging and initial pricing of any additional PANELS/PROFILES shall be mutually agreed upon by OCD and IDEXX. Unless otherwise agreed by the parties in writing with respect to one or more specific PANELS or PROFILES, all purchases by IDEXX or IDEXX BV of VETTEST slides packaged as PANELS/PROFILES shall be credited against the Purchase Forecasts and Purchase Commitments for such slides under this Agreement and the Europe Agreement.

                       SCHEDULE 4 - PURCHASE COMMITMENTS

                 Year             Minimum Slide Purchase
                                 Commitment (in millions)
                 1999                       **
                 2000                       **
                 2001                       **
                 2002                       **
                 2003                       **
                 2004                       **
                 2005                       **
                 2006                       **
                 2007            See Agreement sub-Clause
                 2008            5.01
                 2009
                 2010





                        SCHEDULE 5 - PRODUCTS AND PRICES

                            (AS OF JANUARY 1, 1999)

Sales Region                                    US Sales          Asian Sales
------------                                    --------          -----------
Customer Number                                 ********            ********

                                               US Pricing
Single Slides (Bx 25)   Catalog Number   >1500 bxs*  <1500 bxs*  Asian Pricing
---------------------   --------------   ----------  ----------  -------------
Albumin                    ********        ******      ******        ******
Alk Phos                   ********        ******      ******        ******
ALT                        ********        ******      ******        ******
Ammonia                    ********        ******      ******        ******
Amylase                    ********        ******      ******        ******
AST                        ********        ******      ******        ******
Calcium                    ********        ******      ******        ******
Cholesterol                ********        ******      ******        ******
CK                         ********        ******      ******        ******
Creatinine                 ********        ******      ******        ******
ECO2                       ********        ******      ******        ******
Gamma GT                   ********        ******      ******        ******
Glucose                    ********        ******      ******        ******
LDH                        ********        ******      ******        ******
Lipase                     ********        ******      ******        ******
Magnesium                  ********        ******      ******        ******
Phosphorus                 ********        ******      ******        ******
Total Bilirubin            ********        ******      ******        ******
Total Protein              ********        ******      ******        ******
Triglycerides              ********        ******      ******        ******
Urea Nitrogen              ********        ******      ******        ******
Uric Acid                  ********        ******      ******        ******

Profile Slides (Bx 24)  Catalog Number         US Pricing        Asian Pricing
----------------------  --------------         ----------        -------------
General Health Profile     ********              ******               ******
Young Presurgical Panel    ********              ******               ******
Large Animal Profile       ********              ******               ******


Other                   Catalog Number         WW Pricing
-----                   --------------         ----------
Vetrols                    ********              ******
Tips                       ********              ******


                            * per chemistry per order

                 SCHEDULE 6 - ILLUSTRATIVE REBATE CALCULATIONS


The Estimated Rebate Payments will be calculated for each of the first three calendar quarters using the Effective Rebate Rate, as described more fully in sub-clause 7.03 of the Agreement. Any required adjustments will be made at the end of the fourth calendar quarter, in accordance with sub-clause 7.03 of the Agreement.

EXAMPLE: THE AGGREGATE PURCHASE FORECAST FOR IDEXX AND IDEXX BV IN A GIVEN YEAR IS ** MILLION SLIDES; PRICING IS *****/SLIDE; BLENDED REBATE PERCENTAGE RATE IS ****, AS FOLLOWS:

     ********************** million slides * *** = *** million slides
     *********************** million slides * *** = *** million slides
     *********************** million slides * *** = *** million slides
     *********************** million slides * *** = *** million slides
     ************************ million slides * *** = ***** million slides
     --------------------------------------------------------------------
     Total Slides Eligible for Rebate = ***** million slides

     EFFECTIVE REBATE = TOTAL SLIDES ELIGIBLE FOR REBATE / TOTAL PURCHASES =
     **********.


ACTUAL AGGREGATE VOLUME PURCHASED BY IDEXX AND IDEXX BV EQUALS VOLUME PROJECTED AT THE BEGINNING OF THE YEAR.

--------------------------------------------------------------------------------
          Actual  Purchases  Effective      Calculated  20% Holdback Rebate Paid
          Qtrly.    ($MM)      Rebate      Rebate Each   (millions)  (millions)
           Vol.             %(80MM Vol.) Qtr. (millions)
        (millions)
--------------------------------------------------------------------------------
1st Qtr     **      ****        ****           ****          ****       ****
2nd Qtr     **      *****       ****           ****          ****       ****
3rd Qtr     **      *****       ****           ****          ****       ****
4th Qtr     **      *****       ****           ****          ****       ****
            --      -----                      ----          ----       ----
            **      *****                      ****          ****       ****
                                True-up:      *****                     ****
                                              -----                     ----

                                  Total:       ****                     ****
                                         ===============            ===========

ACTUAL AGGREGATE VOLUME PURCHASED BY IDEXX AND IDEXX BV IS GREATER THAN VOLUME PROJECTED AT THE BEGINNING OF THE YEAR.

--------------------------------------------------------------------------------
          Actual  Purchases  Effective   Calculated   20% Holdback Rebate Paid
          Qtrly.    ($MM)      Rebate    Rebate Each   (millions)   (millions)
           Vol.            %(80MM Vol.) Qtr. (millions)
        (millions)
--------------------------------------------------------------------------------
1st Qtr     *       ****       ****         ****           ****         ****
2nd Qtr     **     *****       ****         ****           ****         ****
3rd Qtr     **     *****       ****         ****           ****         ****
4th Qtr     **     *****       ****         ****           ****         ****
            --     -----                    ----           ----         ----
            **     *****                    ****           ****         ****
                               True-up:     ****                        ****
                                            ----                        ----
                               Total:       ****                        ****
                                          ========                    ========

ACTUAL AGGREGATE VOLUME PURCHASED BY IDEXX AND IDEXX BV IS LOWER THAN VOLUME PROJECTED AT THE BEGINNING OF THE YEAR.

--------------------------------------------------------------------------------
          Actual  Purchases  Effective      Calculated  20% Holdback Rebate Paid
          Qtrly.    ($MM)      Rebate      Rebate Each   (millions)  (millions)
           Vol.             %(80MM Vol.) Qtr. (millions)
        (millions)
--------------------------------------------------------------------------------
1st Qtr     **      ****        ****           ****          ****     ****
2nd Qtr     **      *****       ****           ****          ****     ****
3rd Qtr     **      *****       ****           ****          ****     ****
4th Qtr     **      *****       ****           ****          ****     ****
            --      -----                      ----          ----     ----
            **      *****                      ****          ****     ****
                                True-up:      ******                  ****
                                              ------                  ----
                                  Total:       ****                   ****
                                         ===============             =====

CALCULATION OF IDEXX'S PROPORTIONATE SHARE OF REBATE (ASSUMING ACTUAL AGGREGATE VOLUME PURCHASED BY IDEXX AND IDEXX BV EQUALS VOLUME PROJECTED AT THE BEGINNING OF THE YEAR):

ASSUMPTIONS:
     Number of slides purchased by IDEXX and its wholly-owned subsidiaries other than IDEXX BV: ********** slides
     Total number of slides purchase by IDEXX and its wholly-owned subsidiaries:
     ********** slides
     Total rebate earned:  ************

CALCULATION:
IDEXX's rebate equals:*********************************************************